Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 19, 2010 in the Registration Statement (Form F-1 No. 333-169288) and the related Prospectus of ChinaCache International Holdings Ltd. for the registration of its ordinary shares.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

September 28, 2010